Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND QUARTER FISCAL 2018 RESULTS

San Jose, CA — April 23, 2018.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second fiscal quarter ended March 31, 2018.

Second Quarter Fiscal 2018 Summary

•            Revenue of $1.68 billion

•            GAAP operating margin of 2.9 percent

•            GAAP diluted earnings per share of $0.33

•            Non-GAAP(1) operating margin of 3.1 percent

•           Non-GAAP(1) diluted earnings per share of $0.50

Revenue for the second quarter was $1.68 billion, compared to $1.74 billion in the prior quarter and $1.68 billion for the same period of fiscal 2017.

GAAP operating income in the second quarter was $48.8 million or 2.9 percent of revenue, compared to $58.2 million or 3.5 percent of revenue for the second quarter fiscal 2017.  GAAP net income in the second quarter was $24.6 million, compared to GAAP net income of $31.7 million for the same period a year ago.  GAAP diluted earnings per share was $0.33, compared to GAAP diluted earnings per share of $0.41 in the second quarter of fiscal 2017.

Non-GAAP operating income in the second quarter was $52.1 million or 3.1 percent of revenue, compared to $70.9 million or 4.2 percent of revenue in the second quarter fiscal 2017.  Non-GAAP net income in the second quarter was $37.0 million, compared to $59.1 million in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter was $0.50, compared to $0.76 for the same period a year ago.

“Results for the second quarter were better than expected,” stated Bob Eulau, Chief Executive Officer of Sanmina Corporation.  “Our outlook for the third quarter reflects new programs moving to volume production and better demand.  As new programs come online and yields continue to improve, we remain optimistic about the second half of the year.”

Balance Sheet Summary

•            Ending cash and cash equivalents were $405.3 million

•            Cash flow from operations was $25.7 million

•            Inventory turns were 5.7x

•            Cash cycle days were 51.1 days

Third Quarter Fiscal 2018 Outlook

The following forecast is for the third fiscal quarter ending June 30, 2018.  These statements are forward-looking and actual results may differ materially.

•            Revenue between $1.70 billion to $1.75 billion

•            GAAP diluted earnings per share between $0.34 to $0.42, including stock-based compensation expense of $0.14 and amortization of intangible assets and restructuring costs of $0.05

•            Non-GAAP diluted earnings per share between $0.53 to $0.61

Upcoming Investor and Analyst Day

Sanmina will host an Investor and Analyst Day on Tuesday, May 22, 2018 in New York.  The event will begin at 9:00 a.m. ET and conclude at approximately 12:00 p.m. ET.  Bob Eulau, Chief Executive Officer, along with members of the management team will provide a closer look into the Company.  Those interested in attending the event should contact Paige Bombino at (408) 964-3610 or email paige.bombino@sanmina.com.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter on Monday, April 23, 2018 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 1077239.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy and industries that include embedded computing technologies such as point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the third quarter of fiscal 2018 and improvements in the second half of 2018, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; competition that could cause us to lose sales; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Press Release Financials	SANMINA 2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	March 31,	September 30,
	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$405,277	$406,661
Accounts receivable, net	1,087,713	1,110,334
Inventories	1,122,018	1,051,669
Prepaid expenses and other current assets	55,510	47,586
Total current assets	2,670,518	2,616,250

Property, plant and equipment, net	635,127	640,275
Deferred tax assets	354,658	476,554
Other	119,052	114,284
Total assets	$3,779,355	$3,847,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,224,062	$1,280,106
Accrued liabilities	125,332	116,582
Accrued payroll and related benefits	123,549	130,939
Short-term debt	244,416	88,416
Total current liabilities	1,717,359	1,616,043

Long-term liabilities:
Long-term debt	393,236	391,447
Other	205,770	192,189
Total long-term liabilities	599,006	583,636

Stockholders’ equity	1,462,990	1,647,684
Total liabilities and stockholders’ equity	$3,779,355	$3,847,363

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2018	2017	2018	2017
Net sales	$1,675,629	$1,682,262	$3,420,429	$3,402,239
Cost of sales	1,560,931	1,549,052	3,196,265	3,136,867
Gross profit	114,698	133,210	224,164	265,372
Operating expenses:
Selling, general and administrative	65,384	62,388	128,987	127,528
Research and development	8,221	8,437	15,836	16,608
Amortization of intangible assets	910	918	1,828	1,836
Restructuring costs	(8,591)	3,301	14,951	4,029
Gain on sales of long-lived assets	—	—	—	(1,451)
Total operating expenses	65,924	75,044	161,602	148,550
Operating income	48,774	58,166	62,562	116,822

Interest income	287	238	572	439
Interest expense	(6,826)	(5,486)	(13,040)	(10,753)
Other income (expense), net	(483)	3,812	2,747	5,069
Interest and other, net	(7,022)	(1,436)	(9,721)	(5,245)
Income before income taxes	41,752	56,730	52,841	111,577
Provision for income taxes	17,120	25,013	183,119	34,996
Net income (loss)	$24,632	$31,717	$(130,278)	$76,581

Basic income (loss) per share	$0.35	$0.42	$(1.83)	$1.03
Diluted income (loss) per share	$0.33	$0.41	$(1.83)	$0.99

Weighted-average shares used in computing per share amounts:
Basic	70,441	74,761	71,096	74,156
Diluted	73,582	77,864	71,096	77,531

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017
GAAP Operating Income	$48,774	$58,166
GAAP operating margin	2.9%	3.5%
Adjustments:
Stock compensation expense (1)	10,295	7,642
Amortization of intangible assets	1,812	1,820
Distressed customer charges (3)	(163)	—
Restructuring costs	(8,591)	3,301
Non-GAAP Operating Income	$52,127	$70,929
Non-GAAP operating margin	3.1%	4.2%

GAAP Net Income	$24,632	$31,717

Adjustments:
Operating income adjustments (see above)	3,353	12,763
Adjustments for taxes (2)	9,001	14,589
Non-GAAP Net Income	$36,986	$59,069

GAAP Net Income Per Share:
Basic	$0.35	$0.42
Diluted	$0.33	$0.41

Non-GAAP Net Income Per Share:
Basic	$0.53	$0.79
Diluted	$0.50	$0.76

Weighted-average shares used in computing per share amounts:
Basic	70,441	74,761
Diluted	73,582	77,864

(1) Stock compensation expense was as follows:

Cost of sales	$1,851	$2,035
Selling, general and administrative	8,388	5,376
Research and development	56	231
Total	$10,295	$7,642

(2) GAAP provision for income taxes	$17,120	$25,013

Adjustments:
Tax impact of operating income adjustments	125	934
Discrete tax items	(2,552)	(1,105)
Other deferred tax adjustments	(6,574)	(14,418)

Subtotal - adjustments for taxes	(9,001)	(14,589)
Non-GAAP provision for income taxes	$8,119	$10,424

(3) Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company’s results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions where we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.